Exhibit 3.39

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATION
FILED 09:00 AM 08/13/1996
960236472 - 2827980

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BRANDYWINE OPERATING PARTNERSHIP, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended, 6 Delaware Code, Chapter 17, does hereby certify as follows:

1. The name of the Partnership is Brandywine Operating Partnership, L.P.

2.    The registered office of the Partnership is 1013 Centre Road, Wilmington, Delaware 19 19805. The name of the Registered Agent at such address is Corporation Service Company, in the County of New Castle.

3. The name and address of the general partner of the Partnership is:

Brandywine Realty Trust Two Greentree Centre Suite 100 Marlton, NJ 08053

By its execution hereof, the general partner affirms under the penalties of perjury that, to the best of its knowledge and belief, the facts stated in this Certificate are true as of the 8th day of August, 1996.

BRANDYWINE REALTY TRUST

By:	/s/ Gerard H. Sweeney

Name: Gerard H. Sweeney
Title: President CEO

CERTIFICATE TO RESTORE TO GOOD STANDING

A DELAWARE LIMITED PARTNERSHIP

PURSUANT TO TITLE 6, SEC. 17-1109

1.	Name of Limited Partnership
Brandywine Operating Partnership, L.P.

2.	Date of original filing with Delaware Secretary of State August 13, 1996

I, Gerard H. Sweeney, President and Chief Executive Office of Brandywine Realty Trust, General Partner of the above named limited partnership does hereby certify that this limited partnership is paying all annual taxes, penalties and interest due to the State of Delaware.

I do hereby request this limited partnership be restored to Good Standing.

BRANDYWINE OPERATING PARTNERSHIP, L.P,
acting by and through its general
partner BRANDYWINE REALTY TRUST

By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney, President and
Chief Executive Officer

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 07/21/1997 971241260 - 2627560

FILE NO: UNREADABLE TEXT

STATE OF DELAWARE
CERTIFICATE TO RESTORE TO GOOD
STANDING A DELAWARE LIMITED PARTNERSHIP
(Pursuant to Title 6, Sec. 17-1109)

1.	Name of Limited Partnership:
Brandywine Operating Partnership, L. P.

2.	Date of original filing with Delaware Secretary of State, August 13, 1996

Gerard H. Sweeney, President and C.E.O.

I, Gerard H. Sweeney, President and C.E.O. of Brandywine Realty Trust, General Partner or Liquidating Trustee of the above named limited partnership do hereby certify that the limited partnership is paying all annual fees, penalties and interest due to the State of Delaware.

I do hereby request this limited partnership be restored to Good Standing.

By:	Brandywine Realty Trust

General Partner or
Liquidating Trustee

Name:	/s/ Gerard H. Sweeney

Type or Print
Gerard H. Sweeney, Pres. & CEO

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:25 PM 06/30/1999 991267854 – 2627560

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 09/24/1999 991402493 – 2627560

STATE OF DELAWARE
AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
BRANDYWINE OPERATING PARTNERSHIP, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of Brandywine Operating Partnership, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST:	The name of the Limited Partnership is Brandywine Operating Partnership, L.P.

SECOND:	Article 2. of the Certificate of Limited Partnership shall be amended as follows:

2.      Registered Office and Registered Agent. The address of the registered office of the Partnership in the State of Delaware is 1201 Market Street, Suite 1600, Wilmington, New Castle County, Delaware 19801. The name of the registered agent at such address is PHS Corporate Services, Inc.

     IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on the 23rd day of September, 1999.

Brandywine Realty Trust, General Partner

By:	/s/ Gerard H. Sweeney

Name: Gerard H. Sweeney
Title: President and CEO